Exhibit 5.1


                       [Letterhead of ASML Holding N.V.]




May 28, 2003


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549




Ladies and Gentlemen:

         I refer to the Registration Statement on Form S-8 (the "Registration Statement") of ASML Holding N.V., a Netherlands corporation (the "Company"), filed on or about May 28, 2003 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). The Registration Statement relates to up to 6,723,359 ordinary shares of ASML Holding N.V. (the "Ordinary Shares"), issuable under the ASML New Hires and Incentive Stock Option Plan (Version 2002), the ASML Stock Option for Performance Appraisal Plan (Version 2002) and the ASML Stock Option Plan (Version 2003) (the "Plans").

         I have examined and am familiar with (i) the Company's Articles of Association, as amended and (ii) the corporate proceedings relating to the Registration Statement. Upon the basis of the foregoing, and having satisfied myself as to such other matters of law and fact as I consider relevant for the purposes of this opinion, I advise you that, in my opinion, upon issuance in accordance with the terms and conditions of the Plans, the Ordinary Shares will have been legally issued, fully paid and non-assessable.

         I express no opinion herein, on or with respect to, any law other than the laws of The Netherlands and I express no opinion on, or with respect to, the laws of the United States, any state thereof or any other laws, statutes, regulations or ordinances.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any reference to me therein. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            /s/ Robert F. Roelofs
                                            ------------------------------------
                                            Robert F. Roelofs
                                            General Counsel